EXHIBIT 10

                         REVOLVING CREDIT AGREEMENT
                         --------------------------


     Revolving Credit Agreement (the "Agreement"), dated as of December 19, 2000 between Trefoil International III, SPRL, a Belgian corporation ("Borrower"), and Apilanlehti International III Netherlands B.V., a Netherlands corporation ("Lender").

     WHEREAS, Borrower owns 61,378,260 Ordinary Shares of Pacific Dunlop Limited (the "Shares"), and is party to an Agreement, dated July 27, 2000, with Futuris Corporation Limited and CP Ventures Limited (the "Option");

     WHEREAS, Borrower wishes to finance future acquisitions of Shares and to refinance its acquisitions of Shares made prior to the date hereof (collectively, the "Acquisitions");

     WHEREAS, in order to provide a source of funds for the Acquisitions, Borrower has requested that Lender enter into this Agreement under which Borrower can, subject to Lender's approval in each case, borrow amounts, from time to time, up to an aggregate of AUD $150,000,000, from Lender;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties to this Agreement agree as follows:

     Section 1.      Definitions:
                     -----------

     The following terms, when used herein, shall have the meanings set forth below:

     "Business Day" shall mean any day on which banks in the City of Amsterdam, Netherlands, are open for business generally.

     "Commitment" shall mean the obligation of Lender to make Loans to Borrower up to an aggregate outstanding principal amount not to exceed AUD $150,000,000, as such amount may be reduced from time to time or terminated hereunder.

     "Default" shall mean an event or act which, with the giving of notice and/or the lapse of time, would become an Event of Default.

     "Drawdown Date" shall mean in respect of any Loan, the date on which such Loan is made to Borrower.

     "Electronic Transmission" means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process;

     "Event of Default" shall mean any of the events listed in Section 7 hereof.

     "Loan" shall mean any loan made or to be made to Borrower pursuant to
Section 2 hereof.

     "Loan Documents" shall mean this Agreement and the Note, in each case as from time to time amended or supplemented.

     "Maturity Date" shall mean the earlier of the date on which all Loans become due and payable pursuant to Section 5, Section 6 or Section 7 hereof.

     "Notice" shall mean notice of Borrower given in writing, by telephone or by Electronic Transmission;

     "Obligations" shall mean all indebtedness, obligations, and liabilities of Borrower to Lender, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of any of the Loans or the note or other instruments at any time evidencing any thereof.

     "Request" shall mean a Notice by Borrower to Lender requesting that Lender advance a specific amount of funds to Borrower under this Agreement. Each Request shall state that Borrower will supply Lender with other reasonable information requested by Lender with respect to the Request.

     Section 2.      Credit Facility.
                     ---------------

          (a) Upon the terms and subject to the conditions of this Agreement, Lender agrees to lend to Borrower such sums that Borrower may request, from the date hereof until but not including the Maturity Date, provided that the sum of the outstanding principal amount of all Loans (after giving effect to all amounts requested) shall not exceed the Commitment at any time.

          (b) Borrower shall send Lender a Request not later than 5:00 p.m. Amsterdam time at least three Business Days prior to the Drawdown Date (which must be a Business Day) of the Loan being requested. Lender will notify Borrower by 5:00 p.m., Amsterdam time, on the second Business Day after receipt of the Request, as to whether or not it will fund such a loan. If the Commitment is then in effect, Lender shall advance to the Borrower or directly to such other party or parties as may be specified in the Request, on behalf of Borrower, the amounts indicated in the Request. Each advance by Lender on behalf of Borrower shall be deemed a Loan by Lender and will accrue interest beginning on the date the advance is made. Lender will maintain a complete and accurate record of all Loans under this Agreement.

          (c) Borrower agrees that the full amount of any and all Loans shall be used solely to fund Acquisitions. Notwithstanding anything to the contrary in the Loan Documents, Borrower further agrees (i) that the amount of the funds obtained by Borrower as a result of the first Loan under the Loan Documents shall be used by Borrower to repay the margin debt owed by Borrower to Solomon Smith Barney with respect to the shares and (ii) that the total outstanding amount of the Loans shall not exceed fifty-five percent (55%) of the total market value of the Shares.

          (d) The obligation of Borrower to repay to Lender the outstanding principal amount of the Loans and interest accrued thereon shall be evidenced by a promissory note in the aggregate principal amount of (i) AUD $150,000,000 or (ii) such lesser amount as indicated as outstanding on the grid schedule annexed thereof, executed and delivered by Borrower and payable to the order of Lender, in substantially the form of Exhibit 1 hereto (the "Note").

          (e) On the date hereof and as a condition to Lender's obligation to make any Loans, Borrower shall execute and deliver to Lender the Pledge Agreement, of even date herewith, by and between Borrower and Lender, pursuant to which Borrower's obligations hereunder shall be secured by a pledge of all Shares owned by Borrower as of the date hereof and all Shares hereinafter acquired by Borrower with proceeds from any Loans.

     Section 3.      Interest.
                     --------

     Borrower shall pay interest on the outstanding principal amount of the Loans at a rate per annum equal to the London Interbank Offered Rates (LIBOR) for one month as published in the Wall Street Journal on the first day of each month, plus 1.25%. Accrued interest shall be due and payable on the last Business Day of the month and, unless otherwise instructed, will be added to the balance of the Loans on that date.

     Section 4.      Full Recourse.
                     -------------

     Repayment of the Loans shall be the obligation of Borrower. Lender shall be entitled to full recourse against Borrower for performance and satisfaction of all obligations of Borrower hereunder.

     Section 5       Optional Prepayment.
                     -------------------

     Borrower may, at its option, prepay at any time all or any portion of the Loans then outstanding (including all related interest), without premium or penalty.

     Section 6.      Mandatory Prepayment.
                     --------------------

          (a) Principal of and interest on the Loans shall be due and payable upon the consummation of a sale of the Shares and the Option (including, in the case of the Option, the consummation of a sale of the shares issued upon exercise of the Option). If only a portion of the Shares or the Option (including the shares issued upon exercise of the Option) is sold, at least fifty percent (50%) of all proceeds after taxes from any such sale shall be due and payable upon the consummation of such sale.

          (b) If at any time any Event of Default (as hereinafter defined) occurs and is continuing, the entire principal amount of this Note then outstanding, shall become due and payable (including all interest thereon) without further notice or demand.

     Section 7.      Events of Default; Remedies.
                     ---------------------------

     An Event of Default shall mean any one of the following events (whatever the reason for such Event of Default and whether it shall be effected voluntarily or involuntarily, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental body):

          (a) a Default by Borrower in the performance of any agreement contained in the Loan Documents;

          (b) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under applicable bankruptcy law, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or to take advantage of any bankruptcy, insolvency, readjustment of debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law; or

          (c) an order, judgment or decree shall be entered, without the application, approval or consent of Borrower, by any court of competent jurisdiction, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a substantial part of the assets of Borrower, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days.

     Upon the occurrence of an Event of Default, Lender may declare the then outstanding principal amount of the Loans (and all interest thereon) to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

     No right or remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 8.      Assignment.
                     ----------

     Borrower may not assign its rights or obligations under this Agreement to any person or entity without the express written consent of Lender. Lender and its assigns may freely assign their rights and obligations under this Agreement to any person or entity.

     Section 9       Notice.
                     ------

     All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, first-class postage prepaid to the below listed parties at the following address:



          if to Lender:

          Apilanlehti International III
          Netherlands B.V.
          c/o Equity Trust Co. NV
          Officia I, De Boelelaan 7
          1083 HJ Amsterdam
          The Netherlands

          if to Borrower:

          Trefoil International III, SPRL
          Avenue de Cortenbergh 75
          1000 Brussels, Belgium

or to such other address as either party shall have last designated by notice to the other party. All such notices and communications shall be deemed to have been received on the date of receipt thereof.

     Section 10.     Amendments.
                     ----------

     No amendment of the Loan Documents shall be effective unless in writing and signed by Borrower and Lender.

     Section 11.     Waiver.
                     ------

     Borrower, for itself and its legal representatives and successors, hereby expressly waives presentment, demand, notice, protest, and all other demands or notices in connection with the delivery, acceptance, endorsement, performance, default, or enforcement of the Loan Documents.

     Section 12.     Effect of Delay or Omission.
                     ---------------------------

     No delay or omission of Lender in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.

     Section 13.     Costs of Collection.
                     -------------------

     Borrower shall pay all costs and expenses of collection, including reasonable attorneys' fees, incurred or paid by Lender in enforcing the Loan Documents or the obligations hereby evidenced, to the extent permitted by law.

     Section 14.     Choice of Law.
                     -------------

     The Loan Documents shall be construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law rules thereof.

     Section 15.     Headings.
                     --------

     The section headings hereof are for convenience of reference only, and shall not be deemed to construe or affect the meaning of any of the provisions hereof.

     IN WITNESS WHEREOF, the undersigned have duly executed this Revolving Credit Agreement as of the date first above written.

                                TREFOIL INTERNATIONAL III, SPRL



                                By: /s/ Gregory S. Martin
                                  ------------------------------------
                                  Name:  Gregory S. Martin
                                  Its:   Director


                                APILANLEHTI INTERNATIONAL III
                                NETHERLANDS B.V.



                                By: /s/ Stanley P. Gold
                                  ------------------------------------
                                  Name:  Stanley P. Gold
                                  Its:   Director

                                 EXHIBIT 1
                                 ---------

                               REVOLVING LOAN
                               --------------
                              PROMISSORY NOTE
                              ---------------


AUD $150,000,000 or such lesser                      December 19, 2000
principal amount set forth
in Schedule A annexed hereto


     FOR VALUE RECEIVED, Trefoil International III, SPRL, a Belgian corporation (the "Borrower"), HEREBY PROMISES to pay to the order of Apilanlehti International III Netherlands B.V., a Netherlands corporation (the "Lender"), at its office at c/o Equity Trust Co. NV, Officia I, De Boelelaan 7, 1083 HJ Amsterdam, the Netherlands or to such other entity or at such other place as Lender may designate in writing, the principal sum of (1) ONE HUNDRED FIFTY MILLION AUSTRALIAN DOLLARS (AUD $150,000,000) or (2) such lesser amount as may be outstanding from time to time as indicated on the grid schedule annexed hereto as Schedule A which is a part of this Note, with interest thereon or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, until the said principal sum shall be fully paid. Such principal sum, or the amount thereof outstanding, with all accrued and unpaid interest, shall be due and payable on the Maturity Date, or earlier on the terms and conditions of the Revolving Credit Agreement (the "Credit Agreement"), dated as of December 19, 2000 by and between Borrower and Lender. Terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.

     The outstanding principal balance under this Note shall bear interest at a rate per annum equal to the London Interbank Offered Rates (LIBOR) for one month as published in the Wall Street Journal on the first day of each month, plus 1.25%. Accrued interest shall be due and payable on the last Business Day of the month and, unless otherwise instructed, will be added to the balance of the Loans on that date.

     All payments of principal and interest shall be made in lawful money of Australia in immediately available funds and shall be due and payable as set forth in, and in accordance with, the terms and conditions of the Credit Agreement.

     Borrower agrees that all advances of the principal amount and all payments made on account of the principal amount be endorsed by Lender on Schedule A hereto. All notations by Lender on Schedule A hereto shall serve as conclusive evidence of all such advances and payments in the absence of evidence of manifest error.

     Borrower may not assign this Note to any person.

     Borrower waives presentment for payment, notice of dishonor, protest, notice of protest, and all other demands or notices in connection with the delivery, performance, default or enforcement of this Note.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles. None of the terms or provisions of this Note may be waived or amended except as Lender may consent thereto in writing.


                                         TREFOIL INTERNATIONAL III, SPRL



                                         By: /s/ Gregory S. Martin
                                           ---------------------------
                                           Name:  Gregory S. Martin
                                           Its:   Director

                                                            SCHEDULE A

                                    GRID

                            REVOLVING LOAN NOTE

------------------- ------------------------ ---------------------- --------------------------------- ----------------
                                                   AMOUNT OF
                            AMOUNT              PRINCIPAL PAID              UNPAID PRINCIPAL             NOTATION
       DATE                 OF LOAN               OR PREPAID              AMOUNT OF LOAN NOTE             MADE BY
       ----                 -------               ----------              -------------------             -------

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